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                                                                     Exhibit 5.1


                                                     May 6, 1999


Advanta Mortgage Conduit
   Services, Inc.
10790 Rancho Bernardo Road
San Diego, CA  92127

Advanta Conduit Receivables, Inc.
10790 Rancho Bernardo Road
San Diego, CA  92127

         Re:  Advanta Mortgage Conduit Services, Inc. and Advanta
         Conduit Receivables, Inc., Mortgage Loan Asset-Backed Securities

Ladies and Gentlemen:

         We have acted as counsel to Advanta Mortgage Conduit Services, Inc. (the "Sponsor") and Advanta Conduit Receivables, Inc., (the "Transferor," together with the Sponsor, the "Registrants") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset-Backed Securities ("Securities") which the Registrants plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among the Registrants, Advanta Mortgage Corp. USA as master servicer (the "Master Servicer") and a trustee to be identified in the prospectus supplement for such series of Securities (the "Trustee" for such series).

         We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of each of the Registrants and such other instruments and other certificates of public officials, officers and representatives of each of the Registrants and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

         The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

         Based upon the foregoing, we are of the opinion that:

         1. When, in respect of a series of Securities, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by each of the Registrants, the Master Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a valid and legally binding obligation of each of the Registrants; and

         2. When a Pooling and Servicing Agreement for a series of Securities has been duly authorized by all necessary action and duly executed and delivered by each of the Registrants, the Master Servicer and the Trustee for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Securities will be legally and validly issued,
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         fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Pooling and Servicing Agreement.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and the related prospectus under the heading "Legal Matters."

         This opinion is furnished by us as counsel to the Registrants and is solely for the benefit of the addressees hereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,
                                                     /s/ DEWEY BALLANTINE LLP
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